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                                                                  Exhibit 23.1

                        [LETTERHEAD OF BDO SEIDMAN, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ITC/\DeltaCom, Inc.
West Point, Ga.


We hereby consent to the incorporation by reference in the registration statement (Form S-8 No. 333-101007 pertaining to the ITC/\DeltaCom, Inc. Stock Incentive Plan) of our reports dated February 24, 2003, relating to the consolidated financial statements and schedule of ITC/\DeltaCom, Inc. and Subsidiaries appearing in the company's annual report on form 10-K for the period from October 30, 2002 through December 31, 2002 (Successor Company) and for the period from January 1, 2002 through October 29, 2002 (Predecessor Company).


/s/ BDO SEIDMAN, LLP

Atlanta, Georgia
March 28, 2003